                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 3, 2000

                Date of Report (Date of earliest event reported)


                             BELL MICROPRODUCTS INC.


             (Exact name of Registrant as specified in its charter)
                                   California


                 (State or other jurisdiction of incorporation)


         000-21528                                       94-3057566


    (Commission File No.)                   (IRS Employer Identification Number)


                              1941 Ringwood Avenue
                         San Jose, California 95131-1721
                                 (408) 451-9400


                    (Address of Principal Executive Offices)
                                 Not Applicable


          (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

        (a)  Financial Statements of Business Acquired
             Audited Financial Statements of Ideal Hardware Limited, July 31, 1997, 1998 and 1999, consisting of:

             (i)   Independent Auditor's Report
             (ii)  Consolidated Profit and Loss Account
             (iii) Consolidated Balance Sheet
             (iv)  Consolidated Cash Flow Statement
             (v)   Accounting Policies

        (b)  Pro Forma Financial Information
             Unaudited Pro Forma Financial Information consisting of:

             (i) Pro Forma Combined Statement of Operations for the year ended December 31, 1999
             (ii) Pro Forma Combined Statement of Operations for the six months ended June 30, 2000
             (iii) Pro Forma Combined Balance Sheet as of June 30, 2000
             (iv)  Notes to Pro Forma Consolidated Financial Statements

        (c)  Exhibits
             See Exhibit Index on page following signatures

REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF IDEAL HARDWARE LIMITED

We have audited the accounts on pages 2 to 21 which have been prepared under the historical cost convention and the accounting policies set out on pages 5 to 7.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The company's directors are responsible for the preparation of the accounts in accordance with applicable United Kingdom law and accounting standards. Our responsibilities, as independent auditors, are established in the United Kingdom by statute, the Auditing Practices Board and by our profession's ethical guidance.

BASIS OF OPINION

We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board, and in accordance with U.S. generally accepted auditing standards. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts and of whether the accounting policies are appropriate to the circumstances of the company and of the group, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

OPINION

In our opinion the accounts give a true and fair view of the state of affairs of the group at 31 July 1998 and 30 July 1999 and of the group's profit and cash flows for the periods ended 2 August 1997, 31 July 1998 and 30 July 1999 and have been properly prepared in accordance with the Companies Act 1985.

Accounting practices used by the company in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a complete reconciliation of consolidated net income and shareholders' equity to U.S. generally accepted accounting principles is set forth in notes 27 and 28.


ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS
20 OLD BAILEY
LONDON EC4M 7AN
29 FEBRUARY 2000

(EXCEPT WITH RESPECT TO NOTES 27 AND 28, AS TO WHICH THE DATE IS 12 OCTOBER
2000)

CONSOLIDATED PROFIT AND LOSS ACCOUNT


                                                                          YEAR
                                                                         ENDED
                                                                       30 JULY       YEAR ENDED       YEAR ENDED
                                                                          1999          31 JULY         2 AUGUST
                                                                         TOTAL             1998             1997
                                                        NOTES            L.000            L.000            L.000
                                                 ------------     ------------     ------------     ------------
TURNOVER                                                    2          317,621          230,047          189,519
Cost of sales                                                         (288,324)        (202,463)        (163,309)
                                                 ------------     ------------     ------------     ------------
GROSS PROFIT                                                            29,297           27,584           26,210
                                                 ------------     ------------     ------------     ------------
Distribution costs
- Trading                                                              (12,088)         (10,015)          (8,338)
- Ideal restructuring                                       3             (120)              --               --
Administrative expenses
- Trading                                                              (10,064)          (8,694)          (8,138)
- Ideal restructuring                                       3             (580)              --               --
                                                 ------------     ------------     ------------     ------------
                                                                       (22,852)         (18,709)         (16,476)
                                                 ------------     ------------     ------------     ------------
OPERATING PROFIT                                            4            6,445            8,875            9,734
Profit on sale of fixed assets                              3               --            1,250               --
Loss on sale of subsidiary undertaking                      3               --             (837)              --
Loss on termination of subsidiary undertaking                               --             (405)              --
                                                 ------------     ------------     ------------     ------------
PROFIT ON ORDINARY ACTIVITIES
BEFORE INTEREST                                                          6,445            8,883            9,734
                                                 ------------     ------------     ------------     ------------
Interest receivable                                         5              339              379              221
Interest payable                                            6             (581)            (534)            (231)
                                                 ------------     ------------     ------------     ------------
PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                          6,203            8,728            9,724
Tax on profit on ordinary activities                        9           (1,999)          (2,748)          (3,349)
                                                 ------------     ------------     ------------     ------------
PROFIT FOR THE FINANCIAL PERIOD                            21            4,204            5,980            6,375
                                                 ------------     ------------     ------------     ------------

There were no recognised gains or losses in any period above other than those in the group profit and loss account. Turnover and operating profit arose from continuing operations.

The accompanying notes are an integral part of this profit and loss account.

CONSOLIDATED BALANCE SHEET



                                                                                30 JULY          31 JULY
                                                                                   1999             1998
                                                                  NOTES           L.000            L.000
                                                           ------------    ------------     ------------
FIXED ASSETS
Tangible assets                                                      10         17,346           15,674
CURRENT ASSETS
Stocks                                                               11           9,280            6,247
Debtors                                                              12          52,405           37,340
Cash at bank and in hand                                                          6,246           12,559
                                                           ------------    ------------     ------------
                                                                                 67,931           56,146
CREDITORS: amounts falling due within one year                       13         (62,038)         (53,379)
                                                           ------------    ------------     ------------
NET CURRENT ASSETS                                                                5,893            2,767
                                                           ------------    ------------     ------------
TOTAL ASSETS LESS CURRENT LIABILITIES                                            23,239           18,441
CREDITORS: amounts falling due after more than one year              14          (3,442)          (2,871)
PROVISIONS FOR LIABILITIES AND CHARGES                               17             (27)              (4)
                                                           ------------    ------------     ------------
NET ASSETS                                                                       19,770           15,566
                                                           ------------    ------------     ------------
CAPITAL AND RESERVES
Called up share capital                                              19           1,000            1,000
Share premium account                                                20           9,960            9,960
Profit and loss account                                              20           8,810            4,606
                                                           ------------    ------------     ------------
EQUITY SHAREHOLDERS' FUNDS                                           21          19,770           15,566
                                                           ------------    ------------     ------------

The accompanying notes are an integral part of this balance sheet.

CONSOLIDATED CASH FLOW STATEMENT


                                                                                      YEAR             YEAR             YEAR
                                                                                     ENDED            ENDED            ENDED
                                                                                   30 JULY          31 JULY         2 AUGUST
                                                                                      1999             1998             1997
                                                                     NOTES           L.000            L.000            L.000
                                                              ------------    ------------     ------------     ------------
CASH INFLOW FROM OPERATING ACTIVITIES                                   23           1,720            9,225           14,435
                                                              ------------    ------------     ------------     ------------

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                                      339              376              221
Interest paid                                                                         (581)            (506)            (182)
Interest element of finance lease rental payments                                       --               --               (5)
                                                              ------------    ------------     ------------     ------------
NET CASH (OUTFLOW)/INFLOW FROM RETURNS ON INVESTMENTS
AND SERVICING OF FINANCE                                                              (242)            (130)              34
                                                              ------------    ------------     ------------     ------------
TAXATION                                                                            (2,353)          (3,221)          (2,835)
                                                              ------------    ------------     ------------     ------------

CAPITAL EXPENDITURE
Purchase of tangible fixed assets                                                   (3,570)          (3,814)          (8,017)
Sale of tangible fixed assets                                                           --               --               31
Costs incurred in advance of receipt from sale of fixed
assets                                                                                  --             (190)              --
                                                              ------------    ------------     ------------     ------------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE                                           (3,570)          (4,004)          (7,986)
                                                              ------------    ------------     ------------     ------------

ACQUISITIONS AND DISPOSALS
Net cash (sold)/acquired with subsidiary undertaking                    22              --             (150)              --
Disposal of subsidiary undertaking                                      22              --              204               --
                                                              ------------    ------------     ------------     ------------
NET CASH INFLOW/(OUTFLOW) FROM ACQUISITIONS AND
DISPOSALS                                                                               --               54               --
                                                              ------------    ------------     ------------     ------------
NET CASH INFLOW/(OUTFLOW) FROM FINANCING                                              (595)          (1,376)           3,534
                                                              ------------    ------------     ------------     ------------
(DECREASE)/INCREASE IN CASH IN THE PERIOD                               24          (5,040)             548            7,182
                                                              ------------    ------------     ------------     ------------

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET
FUNDS
(Decrease)/increase in cash in the period                                           (5,040)             548            7,182
Net cash (inflow)/outflow from (increase)/decrease in debt
and lease financing                                                                   (595)           1,376           (3,533)
                                                              ------------    ------------     ------------     ------------
CHANGE IN NET FUNDS RESULTING FROM CASH FLOWS                                       (5,635)           1,924            3,649
Other non-cash movements                                                24          (1,273)              --              (10)
Finance leases sold with subsidiary undertaking                                         --               12               --
New finance leases                                                                      --               --              (33)
Arrangement fee amortisation                                                                            (14)              --
                                                              ------------    ------------     ------------     ------------
MOVEMENT IN NET FUNDS IN THE PERIOD                                                 (6,908)           1,922            3,606
NET FUNDS AT START OF PERIOD                                            24           8,305            6,383            1,873
                                                              ------------    ------------     ------------     ------------
NET FUNDS AT END OF PERIOD                                              24           1,397            8,305            5,479
                                                              ------------    ------------     ------------     ------------

                             1 ACCOUNTING POLICIES

         The principal accounting policies are summarised below. They have all been applied consistently throughout the year and the previous two periods, except as noted below in relation to the accounting treatment of goodwill.

1.1      ACCOUNTING CONVENTION

         The financial statements have been prepared under the historical cost convention.

1.2      BASIS OF COMPLETION

         The financial information set out in these accounts comprises the accounts of the company together with the financial information on the IT distribution business previously carried out by InterX Media plc, its parent company. The IT distribution business was hived-down to the company on 2 June 2000 for a consideration of 999,999 ordinary shares of L.1 each at a premium of L.9.96 per share. Accordingly these accounts combine the financial information on the IT distribution business with that of the company for all periods as the company and IT distribution business were under common ownership using the principles of merger accounting. The company and the IT distribution business are referred to together as the "company" in these accounts.

1.3      BASIS OF CONSOLIDATION

         The financial statements consolidate the financial statements of Ideal Hardware Limited together with the results, assets and liabilities and cash flows of the IT distribution business and its subsidiary undertakings drawn up to 31 July, or within one week of that date. The results of subsidiaries acquired or disposed of are consolidated from or to the date on which control has passed. Acquisitions of subsidiary undertakings have been accounted for under the acquisition method with goodwill, representing any excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired.

         Goodwill arising on acquisition in the year ended 31 July 1998 and earlier periods was written off to reserves in accordance with the accounting standard then in force. As permitted by the current accounting standard the goodwill previously written off to reserves has not been reinstated in the balance sheet. On disposal or closure of a previously acquired business, the attributable amount of goodwill previously written off to reserves is included in determining the profit or loss on disposal. An adjustment was made in the 1999 financial statements between other reserves and profit and loss account reserves in respect of goodwill written off in respect of acquisitions in earlier periods.

1.4      TURNOVER

         Turnover represents income from sales net of sales taxes.

1.5      TANGIBLE FIXED ASSETS AND DEPRECIATION

         Tangible fixed assets are stated at cost less depreciation.

         Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost or valuation, less estimated residual value of each asset on a straight-line basis over its expected useful life as follows:

         Land                     - Not depreciated
         Buildings                - 2% per annum
         Leasehold improvements   - 15% to 33% per annum
         Computer equipment       - 25% to 40% per annum
         Plant and machinery      - 20% to 40% per annum


1.6      STOCK

         Stock is valued at the lower of cost and net realisable value.

1.7      DEFERRED TAXATION

         Provision is made for deferred taxation liabilities using the liability method at the appropriate rate of corporation tax only to the extent that they are expected to reverse in the future without being replaced.

1.8      LEASING AND HIRE PURCHASE COMMITMENTS

         Assets acquired under hire purchase agreements or finance leases are capitalised at cost value and depreciated over the useful life of the relevant asset. Interest implicit in the agreement is written off over the term of the agreement.

         Amounts payable under operating leases are written off on a straight-line basis over the period of the lease.

1.9      FOREIGN CURRENCIES

         Transaction in foreign currencies are recorded at the rate of exchange at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date. Exchange differences arising during the year and at the balance sheet date are dealt with in the profit and loss account.

1.10     FINANCE COSTS

         The finance costs of debt are recognised in the profit and loss account over the term of the debt at a constant rate on the carrying amount.

1.11     DEBT

         Debt is initially stated at the amount of the net proceeds after deduction of issue costs. The carrying amount is increased by the finance cost in respect of the accounting period and reduced by payments made in the period.

1.12     DERIVATIVE FINANCIAL INSTRUMENTS

         The company uses derivative financial instruments to reduce exposure to foreign exchange risk and interest rate movements. The company does not hold or issue derivative financial instruments for speculative purposes.

         For a forward foreign exchange contract to be treated as a hedge, the instrument must be related to actual foreign currency assets or liabilities or to an actual commitment. It must involve the same currency or similar currencies as the hedged item and must also reduce the risk of foreign currency exchange movements on the company's operations.

         For an interest rate swap to be treated as a hedge, the instrument must be related to actual assets or liabilities or a probable commitment and must change the nature of the interest rate by converting a variable rate to a fixed rate. Interest differentials under these swaps are recognised by adjusting net interest payable over the periods of the contracts.

1.13     PENSION COSTS

         In 1997, the company operated the Ideal Hardware plc Group Money Purchase Pension Scheme. This scheme was wound up on 31 August 1997 and all members were transferred either to Money Purchase Personal Pension Schemes or to the InterX plc Executive Pension Scheme, a Money Purchase Pension Scheme (formerly the Ideal Hardware plc Executive Pension Scheme). The amount charged to the profit and loss account in respect of pension costs represents the contributions payable in the period. Differences between contributions payable in the period and contributions actually paid are shown as either accruals or prepayments in the balance sheet.

1.14     COMPLIANCE WITH ACCOUNTING STANDARDS

         The financial statements have been prepared in accordance with applicable accounting standards.

                              2 SEGMENTAL INFORMATION

         The directors consider that during 1999 and 1998 the company had a single class of business. The company has no material operations other than those in the UK. Turnover and gross profit by destination were as follows:


                    YEAR ENDED       YEAR ENDED       YEAR ENDED
                       30 JULY          31 JULY         2 AUGUST
                          1999             1998             1997
                         L.000            L.000            L.000
                  ------------     ------------     ------------
TURNOVER
United Kingdom         274,624          193,502          181,025
Rest of Europe          42,997           36,545            8,494
                  ------------     ------------     ------------
                       317,621          230,047          189,519
                  ------------     ------------     ------------
GROSS PROFIT
United Kingdom          28,052           26,381           26,025
Rest of Europe           1,245            1,203              185
                  ------------     ------------     ------------
                        29,297           27,584           26,210
                  ------------     ------------     ------------

                              %                %                %
GROSS MARGIN
United Kingdom            10.2             13.6             14.4
Rest of Europe             2.9              3.3              2.2
                  ------------     ------------     ------------
                           9.2             12.0             13.8
                  ------------     ------------     ------------

                              3 EXCEPTIONAL ITEMS

Reported before operating profit (all items relate to the year ended 30 July
1999)

The exceptional items are analysed between distribution costs and administrative expenses as follows:


                                    YEAR ENDED
                                       30 JULY
                                          1999
                                         L.000
                                  ------------
Distribution costs
- Ideal restructuring                      120
Administrative expenses
- Ideal restructuring                      580
                                  ------------
                                           700
                                  ------------

The Ideal restructuring costs arose due to a redundancy programme which was implemented during the year.

Reported after operating profit (all items relate to the year ended 30 July
1998)

The profit on sale of fixed assets of L.1,250,000 relates to the disposal of Ideal Hardware plc freehold property at 265 Burlington Road. Proceeds, after accounting for disposal costs of L.550,000, were L.4,250,000.

The loss on sale of subsidiary undertaking of L.837,000 relates to the disposal of the Group's interest in the ordinary share capital of PTI Limited, and is stated after charging L.226,000 of goodwill previously written off to reserves and provision for legal costs associated with the disposal.

The loss on termination of subsidiary undertaking of L.405,000 arose in respect of the decision to terminate the business of Kinexus Limited. This decision, and the termination of the business, took place in the year ended 30 July 1998. The loss is stated after charging L.262,000 of goodwill previously written off to reserves and the balance being costs associated with the termination.

There was no tax relief impact on the exceptional items in 1998 as the profit on sale of L.1.25m on 265 Burlington Road was rolled over and the other items were disallowable for tax purposes.

                               4 OPERATING PROFIT

The operating profit is stated after charging


                             YEAR ENDED      YEAR ENDED      YEAR ENDED
                                30 JULY         31 JULY        2 AUGUST
                                   1999            1998            1997
                                  L.000           L.000           L.000
                           ------------    ------------    ------------
Depreciation                      1,662           1,715           1,376
Staff costs (note 8)             12,984          11,484           9,257
Auditors' remuneration
- audit services                     68              40              46
Operating lease rentals
- plant and machinery                78              56               8
- other                             621             432             366
                           ------------    ------------    ------------

The amount charged in respect of depreciation on assets acquired under hire purchase arrangements amounted to L.nil (1998: L.14,000; 1997: L.29,000).

The remuneration paid to the auditors in respect of non-audit services was L.19,000 (1998: L.94,000; 1997: L.190,000).

                              5 INTEREST RECEIVABLE


                                                    YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       30 JULY         31 JULY        2 AUGUST
                                                          1999            1998            1997
                                                         L.000           L.000           L.000
                                                  ------------    ------------    ------------
Interest receivable on bank and other deposits             339             379             221
                                                  ------------    ------------    ------------


                               6 INTEREST PAYABLE


                                                              YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                                 30 JULY         31 JULY        2 AUGUST
                                                                    1999            1998            1997
                                                                   L.000           L.000           L.000
                                                            ------------    ------------    ------------
Interest payable on bank and other borrowings comprises:
Bank borrowings and loans                                            581             533             292
Hire purchase interest                                                --               1               5
                                                            ------------    ------------    ------------
                                                                                     534             297
Interest capitalised                                                  --              --             (66)
                                                            ------------    ------------    ------------
                                                                     581             534             231
                                                            ------------    ------------    ------------

                              7 DIRECTORS' EMOLUMENTS


                             YEAR ENDED      YEAR ENDED      YEAR ENDED
                                30 JULY         31 JULY        2 AUGUST
                                   1999            1998            1997
                                  L.000           L.000           L.000
                           ------------    ------------    ------------
Directors' remuneration             305             480             343
Pension contributions                22              17              13
                           ------------    ------------    ------------
                                    327             497             356
                           ------------    ------------    ------------


At 1 August 1998, four executive directors were members of the Ideal Hardware plc Executive Pension Scheme (the `Scheme') to which the group made contributions. On 30 November 1998, the Scheme was renamed as the InterX plc Executive Pension Scheme, a Money Purchase Pension Scheme, and at 30 July 1999, three executive directors were members of the Scheme. The company makes pension contributions, on behalf of two executive directors, to individual Money Purchase Pension Schemes.

At 2 August 1997, four of the executive directors were members of the Ideal Hardware plc Group Money Purchase Pension Scheme. The scheme wound up on 31 August 1997. At 31 July 1998, four executive directors were members of the Ideal Hardware plc Executive Pension Scheme which was a Group money purchase scheme and to which the Group made contributions. One executive director received contributions to his Personal Pension Plan.

Four executive directors were members of the Ideal Hardware plc Group Money Purchase Pension Scheme.

                8 EMPLOYEE AND STAFF COSTS (INCLUDING DIRECTORS)


                           YEAR ENDED      YEAR ENDED      YEAR ENDED
                              30 JULY         31 JULY        2 AUGUST
                                 1999            1998            1997
                                L.000           L.000           L.000
                         ------------    ------------    ------------
Wages and salaries             11,612          10,383           8,321
Social security costs           1,290           1,009             860
Other pension costs                82              92              76
                         ------------    ------------    ------------
                               12,984          11,484           9,257
                         ------------    ------------    ------------

The average number of employees during the period was made up as follows:



                         YEAR ENDED      YEAR ENDED      YEAR ENDED
                            30 JULY         31 JULY        2 AUGUST
                               1999            1998            1997
                             NUMBER          NUMBER          NUMBER
                       ------------    ------------    ------------
Sales                           167             105              82
Marketing                         4              23              14
Technical                        11               9              11
Warehouse/Transport              92             107              90
Administration                   73             140             156
                       ------------    ------------    ------------
                                347             384             353
                       ------------    ------------    ------------

                                   9 TAXATION


                                                     YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                        30 JULY          31 JULY         2 AUGUST
                                                           1999             1998             1997
                                                          L.000            L.000            L.000
                                                   ------------     ------------     ------------
Corporation tax on profit for the period at 31%
(1998: 31%; 1997: 33%)                                    1,974            3,004            3,227
Corporation tax prior period adjustment                      (2)             (10)              --
Transfer to/(from) deferred taxation                         27             (246)             122
                                                   ------------     ------------     ------------
                                                          1,999            2,748            3,349
                                                   ------------     ------------     ------------



                            10 TANGIBLE FIXED ASSETS



                              FREEHOLD        LEASEHOLD         COMPUTER        PLANT AND            MOTOR
                              PROPERTY     IMPROVEMENTS        EQUIPMENT        MACHINERY         VEHICLES            TOTAL
                          ------------     ------------     ------------     ------------     ------------     ------------
At 3 August 1997                11,534               44            2,677            3,671               63           17,989
Additions                        4,449               --            1,099              401               --            5,949
Disposal of subsidiary              --              (44)            (112)            (304)             (63)            (523)
Disposals                       (2,754)              --              (31)            (732)              --           (3,517)
                          ------------     ------------     ------------     ------------     ------------     ------------
At 1 August 1998                13,229               --            3,633            3,036               --           19,898
                          ------------     ------------     ------------     ------------     ------------     ------------
Additions                        1,234               14            1,327              995               --            3,570
Transfers                           --               --             (137)            (217)              --             (354)
Disposals                           --               --              (12)              --               --              (12)
                          ------------     ------------     ------------     ------------     ------------     ------------
At 30 July 1999                 14,463               14            4,811            3,814               --           23,102
                          ------------     ------------     ------------     ------------     ------------     ------------

At 3 August 1997                   140               31            1,650            1,474               35            3,330
Charge for the year                147                6              738              810               14            1,715
Disposal of subsidiary              --              (37)             (70)            (167)             (49)            (323)
Disposals                          (86)              --              (13)            (399)              --             (498)
                          ------------     ------------     ------------     ------------     ------------     ------------
At 1 August 1998                   201               --            2,305            1,718               --            4,224
Charge for the year                261                4              878              519               --            1,662
Transfers                           --               --              (34)             (91)              --             (125)
Disposals                           --               --               (5)              --               --               (5)
                          ------------     ------------     ------------     ------------     ------------     ------------
At 30 July 1999                    462                4            3,144            2,146               --            5,756
                          ------------     ------------     ------------     ------------     ------------     ------------

NET BOOK VALUE
At 30 July 1999                 14,001               10            1,667            1,668               --           17,346
                          ------------     ------------     ------------     ------------     ------------     ------------
At 31 July 1998                 13,028               --            1,328            1,318               --           15,674
                          ------------     ------------     ------------     ------------     ------------     ------------

At 30 July 1999, capital expenditure authorised and contracted amounted to L. Nil (1998: L.2,000,000; 97: L.300,000) for the company; the 1998 amount primarily related to the further development of the company's property at Cox Lane.

Interest of L.93,000 charged on the loan of L.2,000,000 from 3 June 1996 to the date of completion (31 December 1996) of construction work at Cox Lane has been capitalised.

Included within freehold property is land amounting to L.3,855,000 (1998:
L.3,312,000;(1997: L.3,562,000) which has not been depreciated.

Motor vehicles were all secured under hire purchase agreements.

                                   11 STOCKS


                              30 JULY         31 JULY
                                 1999            1998
                                L.000           L.000

                         ------------    ------------
Goods held for resale           9,280           6,247
                         ------------    ------------



                                   12 DEBTORS


                                                30 JULY         31 JULY
                                                   1999            1998

                                                  L.000           L.000
                                           ------------    ------------
Trade debtors                                    48,633          31,000
Amounts due from former group companies           2,202              --
Other debtors                                     1,412           5,524
Advance corporation tax recoverable                  --             424
Prepayments and accrued income                      158             392
                                           ------------    ------------
                                                 52,405          37,340
                                           ------------    ------------

Advance corporation tax recoverable after more than one year in respect of the company was L.nil (1998: L.297,000).

At 31 July 1998, included within other debtors, was L.4,800,000 in respect of the proceeds due from the sale of a property at 265 Burlington Road. This was received on 5 October 1998.

               13 CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR


                                              30 JULY         31 JULY
                                                 1999            1998
                                                L.000           L.000
                                         ------------    ------------
Bank loans and overdrafts (note 15)             1,407           1,383
Trade creditors                                52,674          38,569
Amount owed to former group companies              --           2,187
Corporation tax                                   403           2,709
Advance corporation tax payable                    --             424
Taxation and social security                    3,939           2,754
Other creditors                                   173           1,364
Proposed dividend                                  --           1,695
Accruals and deferred income                    3,442           2,294
                                         ------------    ------------
                                               62,038          53,379
                                         ------------    ------------

Bank loans were stated net of arrangement fees of L.14,000 (1998: L.14,000).

           14 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR


                                              30 JULY         31 JULY
                                                 1999            1998
                                                L.000           L.000
                                         ------------    ------------
Bank loans (note 15)                            1,442           2,871
Amount owed to former group companies           2,000              --
                                         ------------    ------------
                                                3,442           2,871
                                         ------------    ------------

Bank loans were stated net of arrangement fees of L.14,000 (1998: L.27,000)

                                    15 LOANS


                                              30 JULY         31 JULY
                                                 1999            1998
                                                L.000           L.000
                                         ------------    ------------
Bank loans were repayable as follows:
- within one year                               1,407           1,383
                                         ------------    ------------
After one year:
- between one and two years                     1,442           1,416
- between two and four years                       --           1,455
                                         ------------    ------------
                                                1,442           2,871
                                         ------------    ------------
                                                2,849           4,254
                                         ------------    ------------



During the period ended 2 August 1997 bank loans totalling L.6,500,000 were taken out; the main terms of which were as follows:


VALUE OF LOAN             VALUE OF LOAN                   ORIGINAL                                     CAPITAL
AT START                  AT 30 JULY 1999                     TERM           EXPIRY DATE             REPAYMENT         INTEREST RATE
----------------------    ------------------    ------------------    ------------------    ------------------    ------------------
L.2,000,000                        L.849,000               5 years           3 June 2001             Quarterly      8.24% p.a. fixed
L.4,500,000                      L.2,000,000               5 years          15 July 2001             Quarterly    8.5325% p.a. fixed
----------------------    ------------------    ------------------    ------------------    ------------------    ------------------

Both loans are secured through a mortgage on the land and buildings at Cox Lane.

The interest rate on the loan of L.2,000,000 is floating rate but an interest rate swap, maturing on 15 July 2001, was purchased in order to fix the rate at
8.5325 per cent.

               16    DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

The company's strategy in relation to interest rate and foreign currency exposure is to adopt a policy of minimising the exposure created by fluctuations in relevant rates through the use of appropriate financial instruments. Financial instruments have been used during the period to change the interest profile of the company's borrowings from floating to fixed. Foreign exchange exposure within the company is managed through the use of forward exchange contracts.

The numerical disclosures in this note deal with financial assets and liabilities as defined in Financial Reporting Standard 13: Derivatives and Other Financial Instruments: Disclosures (`FRS 13'). Certain financial assets such as investments in subsidiary and associated companies are excluded from the scope of these disclosures.

As permitted by FRS 13, short-term debtors and creditors have been excluded from the disclosures, other than the currency disclosures.

Interest rate profile

The company has no financial assets other than the cash deposits detailed below, which are part of the working capital of the company. The US dollar cash deposits comprise deposits placed on money market at call.


                                 FLOATING        INTEREST
                    TOTAL            RATE            FREE
                    L.000           L.000           L.000
             ------------    ------------    ------------
Currency
Sterling            2,974              --           2,974
US dollar           3,020           3,020              --
Euro                  512              --             512
Other                   3              --               3
             ------------    ------------    ------------
                    6,509           3,020           3,489
             ------------    ------------    ------------

The company has no financial liabilities other than sterling bank loans of L.2.8m (1998: L.4.3m) net of arrangement fees, which are part of the financing arrangements of the company. The fixed or floating nature of these borrowings is detailed in note 15.

Foreign currency exposure

Exposures are covered as soon as there is a firm commitment. The maturities of forward contracts are typically two months. The company does not hold forward foreign exchange contracts for speculative purposes.

The table below shows the company's currency exposure in the form of those transactional (or non-structural) exposures that give rise to the net currency gains and losses recognised in the profit and loss account. Such exposures comprise the monetary assets and liabilities of the company that are not denominated in the operating (or `functional') currency of the company. As at 30 July 1999 these exposures were as follows:

                                                        NET FOREIGN CURRENCY MONETARY ASSETS
                                                        1999                            1998
                                            ----------------------------    ----------------------------
                                               US DOLLAR            EURO       US DOLLAR            EURO
                                                   L.000           L.000           L.000           L.000
                                            ------------    ------------    ------------    ------------
Functional currency of company
operation
Sterling                                           3,020             512           2,070             397
                                            ------------    ------------    ------------    ------------

Fair values

The estimated fair value of the company's financial instruments are summarised below:


                                                   1999                            1998
                                       ----------------------------    ----------------------------
                                           CARRYING       ESTIMATED        CARRYING       ESTIMATED
                                             AMOUNT      FAIR VALUE          AMOUNT      FAIR VALUE
                                              L.000           L.000           L.000           L.000
                                       ------------    ------------    ------------    ------------
Forward currency exchange contracts          18,942          18,675          15,890          15,880
                                       ------------    ------------    ------------    ------------


Forward foreign exchange contracts

The carrying value of these contracts is based on the actual forward contract rates negotiated for each deal. The fair value of the current year contracts is their estimated worth if revalued using the one and two month forward rates as at 30 July 1999. The prior year contracts' fair value are calculated using the July 1998 monthly average spot rate.

                  17    PROVISIONS FOR LIABILITIES AND CHARGES

Deferred taxation has been provided for in the financial statements as follows:


                                                         1999             1998
                                                        L.000            L.000
                                                 ------------     ------------
Capital allowances in advance of depreciation             225              214
Short term timing differences                            (198)            (210)
                                                 ------------     ------------
                                                           27                4
                                                 ------------     ------------

The movement in the period was as follows:


                                                GROUP
                                                L.000
                                         ------------
At 3 August 1997                                   91
Transfer from profit and loss account            (246)
Advance corporation tax recoverable               159
                                         ------------
At 1 August 1998                                    4
Transfer to group company                          (6)
Transfer to profit and loss account                29
                                         ------------
At 30 July 1999                                    27
                                         ------------

Deferred taxation of L.417,000 (1998: L.431,000) being rollover relief on the disposal of 265 Burlington Road, has not been provided for in the financial statements.

                        18   OPERATING LEASE COMMITMENTS

The company has annual commitments under operating leases as set out below:


                                     LAND AND BUILDINGS                    OTHER
                                ----------------------------    ----------------------------
                                        1999            1998            1999            1998
                                       L.000           L.000           L.000           L.000
                                ------------    ------------    ------------    ------------
Expiry:
- within one year                         --              --              45              67
- between one and five years             125             171              92             211
- after five years                        73              27              --               5
                                ------------    ------------    ------------    ------------
                                         198             198             137             283
                                ------------    ------------    ------------    ------------

                               19   SHARE CAPITAL


                                         NUMBER           L.000
                                   ------------    ------------
Ordinary shares of L.1 each
Authorised                            1,000,002           1,000
Issued                                1,000,002           1,000
                                   ------------    ------------

Under the principles of merger accounting, the share capital has been reflected in these accounts as if it had been issued throughout the three years.

                           20 SHARE CAPITAL AND RESERVES

Movement in share capital and reserves were as follows:


                                                                  PROFIT
                                       SHARE         SHARE      AND LOSS
                                     CAPITAL       PREMIUM       ACCOUNT         TOTAL
                                       L.000         L.000         L.000         L.000
                                  ----------    ----------    ----------    ----------
At 3 August 1997                       1,000         9,960        (1,862)        9,098
                                  ----------    ----------    ----------    ----------

Disposal of PTI                           --            --           226           226
Termination of Kinexus                    --            --           262           262
Retained profit for the year              --            --         5,980         5,980
At 1 August 1998                       1,000         9,960         4,606        15,566
                                  ----------    ----------    ----------    ----------
Retained profit for the period            --            --         4,204         4,204
At 30 July 1999                        1,000         9,960         8,810        19,770
                                  ----------    ----------    ----------    ----------

               21 RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' FUNDS


                                                  YEAR ENDED      YEAR ENDED
                                                     30 JULY         31 JULY
                                                        1999            1998
                                                       L.000           L.000
                                                ------------    ------------
Profit on ordinary activities after taxation           4,204           5,980
                                                ------------    ------------

Goodwill previously written off to reserves now included in retained profit for the year:

- PTI                                                     --             226
- Kinexus                                                 --             262
                                                ------------    ------------
Net movement in shareholders' funds                    4,204           6,468
                                                ------------    ------------
Opening shareholders' funds                           15,566           9,098
                                                ------------    ------------
Closing shareholders funds                            19,770          15,566
                                                ------------    ------------

                       22 DISPOSAL OF SUBSIDIARY UNDERTAKING

On 29 January 1998 the company sold the entire share capital of PTI Limited for cash consideration of L.204,000 after legal and professional costs of L.11,000. The inflow of cash arising from the disposal is as follows:


                                                           L.000
                                                    ------------
Net cash sold with subsidiary                                150
Other net assets disposed of                                 665
Goodwill previously written off through reserves             226
Loss on disposal                                            (837)
                                                    ------------
Net proceeds                                                 204
                                                    ------------

The subsidiary sold during the year ended 31 July 1998 absorbed L.197,000 of the company's net operating cash flows, utilised L.63,000 in respect of net returns on investments and servicing of finance, L.61,000 for capital expenditure and a further L.9,000 in respect of the capital element of finance lease payments.

23 RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING
   ACTIVITIES


                                                     1999             1998             1997
                                                    L.000            L.000            L.000
                                             ------------     ------------     ------------
Operating profit                                    6,445            8,875            9,734
Depreciation charges                                1,662            1,715            1,376
Loss on disposal of fixed assets                       96               --               --
Increase in stock                                  (3,033)          (1,646)           1,203
Increase in debtors                               (15,813)          (3,084)          (6,309)
Increase in creditors                              12,363            3,365            8,431
                                             ------------     ------------     ------------
Net cash inflow from operating activities           1,720            9,225           14,435
                                             ------------     ------------     ------------

                              24 ANALYSIS OF NET FUNDS


                             AT 1 AUGUST                          NON CASH       AT 30 JULY
                                    1998        CASH FLOW        MOVEMENTS             1999
                                   L.000            L.000            L.000            L.000
                            ------------     ------------     ------------     ------------
Cash at bank and in hand          12,559           (5,040)          (1,273)           6,246
Debt due within 1 year            (1,383)             (24)              --           (1,407)
Debt due after 1 year             (2,871)            (571)              --           (3,442)
                            ------------     ------------     ------------     ------------
                                  (4,254)            (595)              --           (4,849)
                            ------------     ------------     ------------     ------------
Total net funds                    8,305           (5,635)          (1,273)           1,397
                            ------------     ------------     ------------     ------------

The non-cash movement represents cash balances retained by former group companies as part of the group reorganisation.


                             AT 3 AUGUST                          NON CASH       AT 31 JULY
                                    1997        CASH FLOW        MOVEMENTS             1998
                                   L.000            L.000            L.000            L.000
                            ------------     ------------     ------------     ------------
Cash at bank and in hand          12,011              548               --           12,559
Debt due within 1 year            (1,352)           1,367           (1,398)          (1,383)
Debt due after 1 year             (4,255)              --            1,384           (2,871)
Finance leases                       (21)               9               12               --
                            ------------     ------------     ------------     ------------
                                  (5,628)           1,376               (2)          (4,254)
                            ------------     ------------     ------------     ------------
Total net funds                    6,383            1,924               (2)           8,305
                            ------------     ------------     ------------     ------------



                             AT 3 AUGUST                          NON CASH      AT 2 AUGUST
                                    1996        CASH FLOW        MOVEMENTS             1997
                                   L.000            L.000            L.000            L.000
                            ------------     ------------     ------------     ------------
Cash at bank and in hand           3,925            7,182               --           11,107
Overdraft                             --               --               --               --
                            ------------     ------------     ------------     ------------
                                   3,925            7,182               --           11,107
Debt due within 1 year              (422)            (927)              (3)          (1,352)
Debt due after 1 year             (1,603)          (2,645)              (7)          (4,255)
Finance leases                       (27)              39              (33)             (21)
                            ------------     ------------     ------------     ------------
                                  (2,052)          (3,533)             (43)          (5,628)
                            ------------     ------------     ------------     ------------
Total net funds                    1,873            3,649              (43)           5,479
                            ------------     ------------     ------------     ------------

Of the balance of L.21,000 due at 2 August 1997 in respect of finance leases, L.18,000 is due within one year.

                           25 RELATED PARTY TRANSACTIONS

The company entered into the following transactions with a related party during the period:


                                                                               VALUE OF TRANSACTIONS
                                                                                 SALES/(PURCHASES)
                                                         NATURE OF            1999         1998        1997
RELATED PARTY                         RELATIONSHIP       TRANSACTION         L.000        L.000       L.000
------------------------------        ----------------   -----------    ----------   ----------   ---------
Cromwell Media Limited                Associated         Sale of        192/(1,406)   304/(250)    35/(176)
                                      undertaking of     computer
                                      InterX plc         peripherals/
                                                         (purchase of
                                                         internet
                                                         software)

Digicorp Communications Limited       Controlled by      Supplier of          (162)          --          --
                                      T. Wickes          connectivity
                                      (father of J.N.    peripherals
                                      Becher-Wickes)

CH Limited                            Controlled by      Marketing             (20)          --          --
                                      T. Wickes          consultancy

IT Network                            Common             Sale of               186           --          --
                                      ownership          computer
                                                         peripherals
                                      ----------------   ------------   ----------   ----------   ---------

                                  26 SHARE OPTIONS


                                                                                    VALUE AT
                                                                                    EXERCISE        EXERCISE
NUMBER OUTSTANDING                                                                     PRICE           DATES
------------------                                                           ---------------    ------------
5,600                                                                                L.7.575       2000-2007
1,200                                                                                L.5.530       2000-2007
8,695                                                                                L.3.450       2001-2008
522,080                                                                              L.2.500       2001-2008
10,875                                                                               L.4.035       2002-2009
400                                                                                  L.5.530       2000-2004
11,305                                                                               L.3.450       2001-2005
47,820                                                                               L.2.500       2001-2005
                                                                             ---------------    ------------

These options were held over the shares of the parent company. The options were granted at the market value of the share at the time.

                      27 RESULTS UNDER US ACCOUNTING POLICIES

US ACCOUNTING PRINCIPLES

The consolidated financial statement are prepared in conformity with accounting principles generally accepted in the UK (UK GAAP) which differ in certain respects from those generally accepted in the United States (US GAAP). The significant areas of different affecting the Ideal Hardware consolidated financial statements are described below:

DEFERRED TAX

In Ideal Hardware's consolidated financial statements, deferred tax is calculated under the liability method and only provided when it is considered probable that all liabilities will crystallise. Under US GAAP, deferred tax assets and liabilities are recognised in respect of all temporary differences between the carrying amount of an asset or liability and its tax basis which would have a future tax effect. A valuation allowance is made in respect of deferred tax assets to the extent that it is more likely than not that they will not be realised.

GOODWILL

UK Financial Reporting Standard 10 was adopted in Ideal Hardware's consolidated financial statements for the year ended 31 July 1998. Goodwill arising on acquisition is now capitalised and amortised through the profit & loss account over its useful economic life which is usually expected not to exceed 20 years. Goodwill arising on acquisitions made in accounting periods prior to the year ended 31 July 1998 was charged directly to reserves. Under US GAAP goodwill must be capitalised and amortised through the profit and loss account over its estimated useful life, not to exceed 40 years. For the purpose of the accounts, a useful life of 10 years has been assumed.

LOSS ON DISPOSAL

Under UK GAAP goodwill that was written off directly to reserves in accounting periods prior to the year ended 31 July 1998 is charged to the profit and loss account when the relevant business segment is either sold or terminated. Under US GAAP, goodwill that has been capitalised in these accounting periods would have been amortised before being written off. Accordingly the charge under US GAAP will be lower than that under UK GAAP by the level of cumulative amortisation.

                   28 RECONCILIATION TO US ACCOUNTING PRINCIPLES

The following is a summary of the estimated adjustments to profit and shareholders' funds which would be required if US GAAP had been applied instead of UK GAAP.


                                                                  1999             1998             1997
                                                                 L.000            L.000            L.000
                                                          ------------     ------------     ------------
PROFIT ATTRIBUTABLE TO SHAREHOLDERS
Profit attributable to shareholders as reported in the
consolidated profit and loss account                             4,204            5,980            6,375

Estimated adjustments:
Goodwill amortisation                                               --              (26)             (48)
Loss on disposal of investment                                      --               80               --
Deferred tax                                                        14             (431)              --
                                                          ------------     ------------     ------------
Estimated profit attributable to ordinary shareholders
(net income) as adjusted to accord with US GAAP                  4,218            5,603            6,327
                                                          ------------     ------------     ------------

SHAREHOLDERS' FUNDS
Shareholders' funds as reported in the consolidated
balance sheet                                                   19,770           15,566            9,098

Estimated adjustments:
Deferred income tax                                               (417)            (431)              --
Goodwill                                                            --               --              488
Cumulative amortisation of goodwill                                 --               --              (54)
                                                          ------------     ------------     ------------
Estimated ordinary shareholders' funds (shareholders'
equity) as adjusted to accord with US GAAP                      19,353           15,135            9,532
                                                          ------------     ------------     ------------

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had Bell Microproducts Inc. and Ideal Hardware Limited been a combined company during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Bell Microproducts Inc. and Ideal Hardware Limited, including the notes thereto, included herein or incorporated herein by reference

The following pro forma combined financial statements give effect to:

         o the borrowings of $180.0 million under the Retirement Systems of Alabama in July 2000, proceeds of which were used to acquire Ideal Hardware Ltd. and to repay existing credit facilities, and the issuance of a warrant to the Retirement System of Alabama to purchase 750,000 shares of Bell Microproducts common stock

         o the purchase of Ideal Hardware Limited for a combination of cash, notes and other payables in the aggregate amount of $28.9 million on August 3, 2000, accounted for using the purchase method of accounting

         o execution of a $50.0 million revolving credit facility with California Bank & Trust following the RSA financing and Ideal Hardware Limited acquisition.


The financial statements of Ideal Hardware Limited represent the financial statements of the business acquired on August 3, 2000 and have been carved out of the consolidated financial statements of InterX plc. They exclude the results of operations and financial position of InterX, which was split off prior to the closing of the acquisition. The pro forma combined financial statements are based on the respective historical consolidated financial statements and the notes thereto of Bell Microproducts Inc. and Ideal Hardware Limited, which are included or incorporated herein by reference. The pro forma adjustments are preliminary and based on management's estimates and a preliminary valuation of the intangible assets acquired. In addition, management is in the process of assessing and formulating its integration plans. Management does not know the exact amount of the restructuring costs but does not believe that they will be material.

The pro forma combined balance sheet assumes that the merger took place on June 30, 2000 and combines Bell Microproducts' June 30, 2000 consolidated balance sheet and Ideal Hardware Limited's July 31, 2000 consolidated balance sheet. The pro forma combined statement of income for the year ended December 31, 1999 combines Bell Microproducts' consolidated statement of income for the year ended December 31, 1999 with the results of operations of Future Tech International, Inc. for the approximate seven months prior to acquisition by Bell Microproducts on July 21, 1999 and the results of operations of Ideal Hardware Ltd. for the year ended January 31, 2000. The pro forma combined statement of income for the six months ended June 30, 2000 combines Bell Microproducts' and Ideal Hardware Limited's consolidated statements of operations for the six months ended June 30, 2000 and July 31, 2000, respectively.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        SIX MONTHS ENDED JUNE 30, 2000
                                     ----------------------------------------------------------------------
                                                           IDEAL           PRO FORMA
                                         BELL            HARDWARE         ADJUSTMENTS           PRO FORMA
                                     MICROPRODUCTS        LIMITED          (NOTE 2)             COMBINED
                                     -------------     -------------     -------------        -------------
Net Sales                            $     748,677     $     310,150     $     (2,423) (J)    $   1,056,404

Cost of sales                              684,270           290,443           (2,423) (J)          972,290
                                     -------------     -------------     -------------        -------------

Gross profit                                64,407            19,707                --               84,114

Selling, general & administrative           46,827            22,059               398 (F)           69,284
                                     -------------     -------------     -------------        -------------

Operating income (loss)                     17,580            (2,352)             (398)              14,830
                                     -------------     -------------     -------------        -------------

Other income (expense)
  Interest expense                          (5,326)             (849)             (322)(A)           (6,902)
                                                                                  (380)(B)
                                                                                   (25)(E)
  Other                                        131                85                                    216
                                     -------------     -------------     -------------        -------------
Income before income taxes                  12,385            (3,116)           (1,125)               8,144

Provision for income taxes                   5,201              (711)             (389)(G)            3,927
                                                                                  (174)(G)
                                     -------------     -------------     -------------        -------------
Net income                           $       7,184     $      (2,405)    $        (562)       $       4,217
                                     -------------     -------------     -------------        -------------

NET INCOME PER SHARE:

Basic                                         0.51                                                     0.28

Diluted                                       0.47                                                     0.26

Weighted average shares
  outstanding
     Basic                                  14,115                                750                14,865
     Diluted                                15,366                                750                16,116

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                              YEAR ENDED DECEMBER 31, 1999
                                     --------------------------------------------------------------------------------
                                                         FUTURE          IDEAL         PRO FORMA
                                                          TECH          HARDWARE      ADJUSTMENTS         PRO FORMA
                                          BELL       INTERNATIONAL      LIMITED         (NOTE 2)           COMBINED
                                     -------------   -------------   -------------   -------------      -------------

Net Sales                            $   1,058,275   $      72,729   $     597,792                      $   1,728,796

Cost of sales                              967,491          69,178         551,956                          1,588,625
                                     -------------   -------------   -------------   -------------      -------------

Gross profit                                90,784           3,551          45,836               0            140,171

Selling, general & administrative           69,507           6,660          36,831             796(F)         113,958
                                                                                               164(H)
                                     -------------   -------------   -------------   -------------      -------------
Operating income (loss)                     21,277          (3,109)          9,005            (960)            26,213

Other income (expense)
  Interest expense                          (6,413)             (5)         (1,382)         (1,331)(A)        (10,295)
                                                                                              (761)(B)
                                                                                               (50)(E)
                                                                                              (353)(I)

  Other                                        647             (21)            564                              1,190
                                     -------------   -------------   -------------   -------------      -------------

Income before income taxes                  15,511          (3,135)          8,187          (3,455)            17,108

Provision for income taxes                   6,581               0           2,678            (913)(G)          7,998
                                                                                              (348)(G)
                                     -------------   -------------   -------------   -------------      -------------
Net income (loss)                    $       8,930   $      (3,135)  $       5,509   $      (2,194)     $       9,110
                                     -------------   -------------   -------------   -------------      -------------

NET INCOME PER SHARE:
Basic                                $        0.66                                                      $        0.64

Diluted                              $        0.65                                                      $        0.63

Weighted average shares
  outstanding
     Basic                                  13,563                                             750             14,313
     Diluted                                13,685                                             750             14,435

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                JUNE 30, 2000
                                      --------------------------------------------------------------------
                                           BELL              IDEAL          PRO FORMA
                                      MICROPRODUCTS        HARDWARE       ADJUSTMENTS              PRO
                                           INC.              LTD.            (NOTE)               FORMA
                                      -------------      ------------     ------------        ------------
ASSETS
Cash                                  $        696       $         --     $     33,090 (A)    $     12,136
                                                                                  (200)(B)
                                                                               (21,400)(C)
                                                                                   (50)(E)

Accounts receivable, net                   216,967            115,526           (2,013)(J)         330,480
Inventories                                159,220             43,384              (84)(J)         202,520
Deferred income taxes                        5,843                  0                                5,843
Prepaid expenses and other current           1,799                775                                2,574
                                      ------------       ------------     ------------        ------------

CURRENT ASSETS                             384,525            159,685           9,343              553,553

Property & equipment, net                   12,778              4,701                               17,479

Goodwill and other intangibles              23,946                  0           19,159 (C)          43,105

Other assets                                   968                  0            7,800 (B)           8,818
                                                                                    50 (E)
                                      ------------       ------------     ------------        ------------
TOTAL ASSETS                          $    422,217       $    164,386     $     36,352        $    622,955
                                      ------------       ------------     ------------        ------------

CURRENT LIABILITIES
Line of credit borrowings                   31,910                  0          (31,910)(A)               0

Short term borrowings                       15,000                  0           80,000 (A)          80,000
                                                                               (15,000)(A)
Accounts payable                           150,307            126,186           (2,013)(J)         274,480
Accrued liabilities                         15,139             24,605            3,000 (C)          42,744
Income taxes payable                             0                236            4,500 (C)           4,736
                                      ------------       ------------     ------------        ------------

CURRENT LIABILITIES                        212,356            151,027           38,577             401,960

Line of credit borrowings                  100,303                  0         (100,000)(A)             303

Long term debt                                   0                219          100,000 (A)         100,219

Other long term liabilities                  2,125                 39            3,360 (C)           5,524
                                      ------------       ------------     ------------        ------------

TOTAL LIABILITIES                          314,784            151,285           41,937             508,006

SHAREHOLDERS EQUITY
Common stock                                62,911             16,550          (16,550)(D)          62,911
Warrants                                                                         7,600 (B)           7,600
Retained earnings                           44,469             (3,449)           3,449 (D)          44,385
                                                                                   (84)(J)
Accumulated other comprehensive
   income                                       53                  0                                   53
                                      ------------       ------------     ------------        ------------
Total shareholders' equity                 107,433             13,101           (5,585)            114,949
                                      ------------       ------------     ------------        ------------
Total liabilities and equity          $    422,217       $    164,386     $     36,352        $    622,955
                                      ------------       ------------     ------------        ------------

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE 1. BASIS OF PRESENTATION

The pro forma combined balance sheet assumes that the acquisition took place on June 30, 2000 and combines Bell Microproducts Inc.'s June 30, 2000 consolidated balance sheet and Ideal Hardware Ltd.'s July 31, 2000 consolidated balance sheet.

The pro forma combined statement of operations assumes the merger took place as of the beginning of 1999. The pro forma combined statement of operations for the year ended December 31, 1999 combines Bell Microproducts' consolidated statement of income for the year ended December 31, 1999 and Ideal Hardware Ltd.'s consolidated statement of income for the year ended January 31, 2000. The pro forma combined statements of operations for the six months ended June 30, 2000 combines Bell Microproducts' consolidated statement of income for the six months ended June 30, 2000 and Ideal Hardware's consolidated statement of income for the six months ended July 31, 2000.

Intercompany transactions between Bell Microproducts and Ideal Hardware during the periods presented have been eliminated.

The pro forma combined provision for income taxes may not represent the amounts that would have resulted had Bell Microproducts and Ideal Hardware filed consolidated income tax returns during the periods presented.

NOTE 2. PRO FORMA ADJUSTMENTS

The pro forma information including the allocation of the purchase price is based on management's estimates and a preliminary valuation of the intangible assets acquired. In addition, management is in the process of assessing and formulating its integration plans. Management does not know the exact amount of the restructuring costs associated with the integration plans but does not believe that they will be material; no amounts are included in the pro forma financial statements. The pro forma financial statements have not been adjusted to reflect any cost savings or operating synergies that may be realized as a result of the merger.

The purchase price of $28.9 million includes cash paid of $19.9 million, UK tax liabilities assumed of $4.5 million, deferred purchase price payable of $3.0 million and estimated expenses of the transaction of $1.5 million. The deferred purchase price is payable on March 31, 2001.

Following is a table of the estimated total purchase price, preliminary purchase price allocation and annual amortization of the intangible assets acquired (in thousands):

Estimated purchase price:

              Cash paid                                        $        19,900
              UK tax liability assumed                                   4,500
              Deferred purchase price, due 3/31/01                       3,000
              Direct transaction costs and expenses                      1,500
                                                               ---------------
                   Total estimated purchase price              $        28,900
                                                               ---------------

Purchase price allocation:


                                                                   ANNUAL
                                                                AMORTIZATION
                                                               --------------
Tangible net assets acquired:
     Net working capital                           $  8,658
     Net fixed assets (excluding real property)       4,701
     Long term liabilities                             (258)
                                                   --------
          Total tangible assets                      13,101
                                                   --------
Intangible assets:
     Assembled work force                             4,230          423
     Trademarks                                       3,770           94
                                                   --------
                                                      8,000
                                                   --------
     Deferred income taxes -- intangibles            (3,360)        (207)
     Goodwill                                        11,159          279
                                                   --------     --------
Total net assets                                   $ 28,900     $    589
                                                   --------     --------

The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting, hiring and training costs for each category of employee. The value of the assembled workforce is being amortized on a straight-line basis over its estimated useful life of ten years.

In estimating the value of the trademark and tradename, the relief from royalty method was employed. The relief from royalty method is based on the assumption that in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of the assets. Therefore, a portion of the company's earnings, equal to the after-tax royalty that would have been paid for the use of the trademark and tradename, can be attributed to the company's possession of the trademark and tradename. The trademark and tradename are being amortized on a straight-line basis over its estimated useful life of 40 years.

Based on the finalization of the valuation, finalization of the integration plans and other factors, the pro forma adjustments may differ materially from those present in these pro forma combined financial statements. A change in the value assigned to long-term tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

(A) Adjustments to reflect the borrowings of $100.0 million under the senior subordinated long-term loan agreement and borrowings of $80.0 million under a bridge loan agreement with the Retirement System of Alabama in July 2000 and application of the proceeds to repay borrowings outstanding under existing line of credit agreements. The senior subordinated long-term loan agreement bears interest at 9% per annum and is due in installments through June 2010; borrowings under the bridge loan agreement bear interest at 9.125% and are due July 2001. The pro forma income statement adjustments reflect the incremental interest expense assuming the transaction occurred on January 1, 1999 and are based on the combined average balance outstanding during the respective periods.

(B) Adjustment to reflect debt issuance costs comprised of the issuance to the Retirement System of Alabama of a warrant to purchase 750,000 shares of Bell Microproducts' common stock at an exercise price of $12.00 per share, at estimated aggregate fair value of $7.6 million, in connection with the senior subordinated long-term loan agreement, and payment of direct expenses of $200.

(C) Adjustments reflect the components of the purchase price paid for Ideal Hardware Limited - a cash payment of $19.9 million, assumption of a U.
         K. tax obligation of $4.5 million, deferred purchase price payable in March 2001 of $3.0 million and estimated direct expenses of the transaction of $1.5 million.

(D) Adjustment reflects the elimination of Ideal Hardware Ltd.'s shareholder's equity.

(E) Adjustment reflects the execution of a $50.0 million revolving line of credit due in [September 2002] and related debt issuance costs of [$.075] million.

(F) Adjustments include the recording of $19.2 million in intangible assets which are comprised of $8.0 million of non-goodwill intangibles (see table in Note 2) and $11.2 million in goodwill and related amortization.

         The estimated useful life of non-goodwill intangible assets and goodwill range from ten to forty years.

(G) Adjustment reflects the recording of deferred tax liabilities associated with the step up to fair value of non-goodwill intangible assets recorded as part of this transaction and the provision for income taxes to reflect results of operations following the acquisition. These liabilities were recorded using statutory tax rates of 42%. The deferred tax liability will be recognized in the statement of income as the underlying assets giving rise to the deferred taxes are amortized.

(H) Adjustment reflects the assumed amortization of goodwill in the amount of $4.2 million for the seven months ended July 28, 1999, arising from the acquisition of Future Tech International, Inc. on July 28, 1999, which was accounted for using the purchase method of accounting. Results of operations of Future Tech are included in Bell Microproducts' results of operations from the acquisition date; the adjustment assumes the acquisition was effective January 1, 1999.

(I) Adjustment reflects the assumed incremental interest expense for the seven months ended July 31, 1999 arising from borrowings to acquire Future Tech International, Inc. and to finance working capital requirements, at 9.125% per annum.

(J) Adjustment to eliminate intercompany transactions between Bell Microproducts Inc. and Ideal Hardware Limited.


NOTE 3 - SUBSEQUENT EVENT

In accordance with the terms of the acquisition agreement, on October 16, 2000, Bell Microproducts exercised the option to purchase the building occupied by Ideal Hardware Ltd. for approximately $22.4 million. The Company expects to finance the purchase using existing cash resources of approximately $4.5 million and a ten-year mortgage of approximately $17.9 million bearing interest at approximately 8.25% interest.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Bell Microproducts Inc.


                                       By:
                                           Its: /s/ Remo E. Canessa
                                               ---------------------------------
                                                    Remo E. Canessa
                                                    Vice President of Finance
                                                    and Chief Financial Officer

                                                    Dated: October 17, 2000

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER   DESCRIPTION
------   -----------


10-1     Stock Purchase Agreement dated July 17, 2000 among the Registrant,
         Interx PLC and Interx Media PLC. (Previously Filed.)
99       Press Release dated August 3, 2000 relating to acquisition of
         Ideal Hardware. (Previously Filed.)